UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 August 4, 2014
                Date of Report (Date of earliest event reported)

                                 Makism 3D Corp.
               (Exact Name of Registrant as Specified in Charter)

         Nevada                          000-54222               42-1771506
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)

                             Future Business Centre
                               Cambridge, CB4 2HY
                    (Address of Principal Executive Offices)

                               011-44-01954-715030
              (Registrant's telephone number, including area code)

                                       N/A
         (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
    Exchange Act (17 CFR 240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On August 4, 2014, Makism 3D Corp., a Nevada corporation (the "Company"), entered into a convertible note (the "Note") with JMJ Financial, a Nevada sole proprietorship ("JMJ") for a loan in the principal amount of Five Hundred Thousand Dollars ($500,000). The purchase price for the Note is Four Hundred Fifty Thousand Dollars ($450,000) with an original issue discount of Fifty Thousand Dollars ($50,000). JMJ is obligated to fund Seventy Five Thousand Dollars ($75,000) upon the closing of the Note and additional amounts may be funded by JMJ up to Four Hundred Twenty Five Thousand Dollars ($425,000). The principal amount due to JMJ is prorated based on the consideration actually paid by JMJ, plus an approximate 10% original issue discount. The maturity date of the Note is two years from the effective date of each payment made by JMJ to the Company. If the Company repays the full amount due under the Note on or before ninety (90) days of the effective date of the Note, then the interest rate for the repayment is 0%. If repayment is made after such ninety (90) day period, then a one-time interest charge of 12% will be applied to the principal amount due under the Note. Any payment made after such ninety (90) day period but prior to the maturity date of the Note requires the written consent of JMJ.

Pursuant to the terms of the Note, JMJ has the option of converting all or part of any unpaid amounts due under the Note to shares of the Company's common stock (the "Conversion Shares") at a conversion price equal to the lesser of $0.07 or 60% of the lowest trading price for the Company's stock in the twenty five (25) days prior to the conversion. The Company has also agreed to register the Conversion Shares in the next registration statement filed by the Company, and failure to do so will result in liquidated damages of 25% of the outstanding principal balance of the Note, but not less than $25,000, being immediately due and payable to JMJ. The Company has also agreed to provide JMJ with the option of incorporating the terms of any future financings that are more favorable to an investor during the time that the Note remains outstanding.

The Note includes customary event of default provisions and upon the occurrence of a default as provided in the Note, the Company is obligated to pay the greater of (i) the outstanding principal amount and all accrued and unpaid interest, liquidated damages, fees and other amounts divided by the conversion price on the date that the default payment is demanded or paid, whichever is lower, and multiplied by the volume weighted average price on the date such default payment is demanded or paid, whichever is higher, or (ii) 150% of the outstanding principal amount plus 100% of the accrued and unpaid interest, liquidated damages, fees and other amounts. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of the Note, the interest rate on the Note shall accrue at the lesser of 18% per annum or the maximum rate permitted under applicable law.

The foregoing description of the Note is qualified in its entirety by reference to the provisions of the Note filed as exhibit 10.1 to this Current Report on Form 8-K (this "Report"), which is incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1    $500,000 Convertible Note dated August 4, 2014

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MAKISM 3D CORP.
                                      a Nevada corporation


August 8, 2014                        By: /s/ Luke Ruffell
                                          --------------------------------------
                                          Luke Ruffell
                                          Chief Executive Officer, President and
                                          Chairman of the Board


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